Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Immunovant, Inc.:
(1)Registration Statement (Form S-8 No. 333-236665) pertaining to the Immunovant, Inc. 2019 Equity Incentive Plan and the Immunovant Sciences Ltd. 2018 Equity Incentive Plan,
(2)Registration Statement (Form S-8 No. 333-239537) pertaining to the Immunovant, Inc. 2019 Equity Incentive Plan,
(3)Registration Statement (Form S-3 No. 333-251865),
(4)Registration Statement (Form S-8 No. 333-262087) pertaining to the Immunovant, Inc. 2019 Equity Incentive Plan,
(5)Registration Statement (Form S-8 No. 333-265477) pertaining to the Immunovant, Inc. 2019 Equity Incentive Plan,
(6)Registration Statement (Form S-8 No. 333-269546) pertaining to the Immunovant, Inc. 2023 Inducement Plan,
(7)Registration Statement (Form S-8 No. 333-271138) pertaining to the Immunovant, Inc. 2019 Equity Incentive Plan,
(8)Registration Statement (Form S-3 No. 333-275419), and
(9)Registration Statement (Form S-8 No. 333-278686) pertaining to the Immunovant, Inc. 2019 Equity Incentive Plan;
of our reports dated May 29, 2024, with respect to the consolidated financial statements of Immunovant, Inc. and the effectiveness of internal control over financial reporting of Immunovant, Inc. included in this Annual Report (Form 10-K) of Immunovant, Inc. for the year ended March 31, 2024.
/s/ Ernst & Young LLP
Iselin, New Jersey
May 29, 2024
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